SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     ARVINMERITOR RECEIVABLES CORPORATION, a Delaware Corporation (“Borrower”), ARVINMERITOR, INC., an Indiana corporation, in its capacity as the initial Collection Agent and Performance Guarantor (together with its successors, “ArvinMeritor”), the financial institution(s) listed on the signature pages hereof (each individually a “Lender” and collectively “Lenders”) and GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company, for itself as a Lender and as Agent, enter into this Second Amendment to Loan and Security Agreement effective as of October 29, 2010 (the “Effective Date”).

BACKGROUND

     A. Borrower, ArvinMeritor, Agent and Lenders are parties to a Loan and Security Agreement dated as of September 8, 2009 (as amended from time to time, the “Loan Agreement”) and related agreements and documents. All capitalized terms used in this Amendment but not otherwise defined have the meanings given in the Loan Agreement and references to “Sections” are intended to refer to sections of the Loan Agreement.

     B. The parties are entering into this Amendment concurrently with the execution of the Sale Agreement Amendment (as defined below), under which the Originators and Borrower agree to exclude certain Accounts of the Originators from the Accounts purchased by Borrower from the Originators.

     In consideration of the foregoing, and the respective agreements, warranties and covenants in this Amendment, the parties agree as follows:

TERMS AND CONDITIONS

1. CONSENT AND AMENDMENTS.

     1.1 Consent to Sale Agreement Amendment. Notwithstanding the terms of Section 7.17, Agent and Lenders consent to the execution, delivery, and performance by the Borrower and the Originators of a First Amendment to Third Amended and Restated Purchase and Sale Agreement in the form attached hereto as Exhibit C (“Sale Agreement Amendment”).

     1.2 No Future Purchases of Permitted Obligor Accounts. Borrower agrees that Borrower will not purchase from the Originators any Permitted Obligor Account. All Accounts purchased by Borrower that are not Permitted Obligor Accounts will continue to be subject to all terms and conditions of the Loan Agreement, including Section 10.2, as amended hereby. Upon execution thereof by Borrower and the Originators, Borrower will provide Agent a fully executed copy of the Sale Agreement Amendment. Within 5 Business Days of the Effective Date, Borrower will provide Agent with a listing of all Accounts of Permitted Obligors that are not Permitted Obligor Accounts and that were uncollected on the Effective Date.

     1.3 Definition of Eligible Accounts. The definition of “Eligible Accounts” in the Loan Agreement is amended as follows as of the Effective Date:

a. The word “or” is deleted from the end of subsections 25, 26, 27, and 28 and the period at the end of subsection 29 is changed to a semicolon; and

b. The following are added as subsections 30 and 31:

     “(30) Accounts with respect to which Permitted Obligors are the Account Debtors; and

     (31) Designated Accounts, Excluded Sale Accounts, and Permitted Obligor Accounts, that Borrower is not obligated to purchase under the terms of the Account Sale Agreement.”

     1.4 Definitions of Volvo and Mack. The definitions of “Volvo” and “Mack” are amended by deleting the phrase “and its Affiliates and Subsidiaries” from each definition.

     1.5 Definition of Intercreditor Agreement. The definition of the term “Intercreditor Agreement” in Section 1 is amended and restated to read as follows:

     “‘Intercreditor Agreement’ means the Intercreditor Agreement dated on or about October 29, 2010, among the Agent, JPMorgan Chase Bank, N.A., as agent under the Parent Credit Agreement, and Viking Asset Purchaser No 7 IC, as Initial Purchaser under the RPA and the other Purchasers from time to time party thereto.”

     1.6 New Definitions. The following definitions are added to Section 1 as of the Effective Date:

     “Excluded Sale Accounts” means Accounts arising from the sale to an Account Debtor of steel or other raw material inventory acquired by an Originator solely for the purpose of reselling such raw material inventory to such Account Debtor to be used by such Account Debtor to manufacture goods for the Originator.

     “Permitted Obligor Account” means (i) any Account arising from the sale of goods or the provision of services by an Originator to Mack Trucks, Inc., Volvo Group North America, Inc, or Volvo Construction Equipment N.A. in respect of which an invoice is issued for the first time after October 28, 2010, and (ii) any Account arising from the sale of goods or the provision of services by an Originator to any other Person designated as a Permitted Obligor pursuant to the Accounts Sale Agreement (provided that such Person purchases goods or services for Volvo or Mack or their Affiliates, and is a "Permitted Obligor," as such term is defined in the RPA), in respect of which an invoice is issued for the first time after the effective date of such Person’s designation as Permitted Obligor.

     “RPA” means the Receivables Purchase Agreement, dated as of October 29, 2010, between the Originators, as Sellers, Viking Asset Purchaser No 7 IC, as Initial Purchaser, and the other Persons from time to time parties thereto as Purchasers, as amended, modified, supplemented, restated, refinanced, refunded or replaced and in effect from time to time.

     1.7 Amendments of Section 10.2. Effective as of the Effective Date, a new subsection (D) is added to Section 10.2, reading as follows:

     (D) Exclusion of Permitted Obligor Accounts. For all purposes of subsection (B) and (C) above, the term “Accounts” as used therein shall exclude Permitted Obligor Accounts, and the Collection Agent shall have no duties, responsibilities, liabilities, or obligations to Borrower, the Agent, or any Lender in respect of Permitted Obligor Accounts. In addition, until the RPA Termination Date (as defined in the Intercreditor Agreement), the term “Third Party Proceeds” shall exclude payments of Permitted Obligor Accounts, and Agent’s obligations in respect of payments on Permitted Obligor Accounts shall be governed by the terms of the Intercreditor Agreement.

     1.8 Borrowing Base Certificate. From and after the Effective Date, the form of Borrowing Base Certificate attached to this Amendment as Exhibit A will replace the form of Borrowing Base Certificate attached as Exhibit B to the Loan Agreement.

2. CONDITION PRECEDENT.

     This Amendment will not be of any force or effect unless Agent receives a fully executed copy of the Officer's Certificate in the form of Exhibit B.

3. ACKNOWLEDGEMENTS.

     3.1 Acknowledgment of Liens. Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Lenders, has and will continue to have valid, enforceable and perfected first-priority Liens upon and in the Collateral pursuant to the Loan Documents or otherwise granted to or held by Agent and Lenders.

     3.2 Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders by Borrower, and each is and will remain in full force and effect, as amended hereby, as of the date hereof, (b) the agreements and obligations of Borrower contained in the Loan Documents, as amended by this Amendment, and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms (except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief and other equitable remedies are subject to the discretion of the court before which any proceeding therefore may be brought), and Borrower has no valid defense to the enforcement of such obligations, and (c) subject to the terms and provisions of this Amendment, Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Loan Documents and applicable law.

4. REPRESENTATIONS AND WARRANTIES.

     4.1 Borrower hereby represents and warrants to Agent and Lenders, that:

     a. There is no Default or Event of Default currently in existence;

     b. The representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

     c. This Amendment has been duly authorized, executed and delivered to Agent by Borrower, is enforceable in accordance with its terms and is in full force and effect; and

     d. The execution, delivery and performance of this Amendment or any other agreement in connection herewith by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

5. MISCELLANEOUS.

     5.1 Effect of Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment will govern and control. The Loan Agreement and this Amendment will be read and construed as one agreement.

     5.2 Further Assurances. At Borrower's expense, Agent will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     5.3 Successors and Assigns. This Amendment will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     5.4 Entire Agreement. This Amendment constitutes the entire understanding of the parties in connection with the subject matter of this Amendment. This Amendment may only be modified or amended in a writing signed by all parties.

     5.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment will survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any Lender or any closing will affect the representations and warranties or the right of Agent and Lenders to rely upon them.

     5.6 Costs and Expenses. Without limiting and in addition to Agent and any other Lender's other rights to reimbursement under the Loan Documents, Borrower agrees to pay to Agent (a) all reasonable fees and disbursements of any counsel to Agent or any Lender connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements contemplated hereby and (b) reasonable out-of-pocket expenses which will at any time be incurred or sustained by Agent as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements contemplated hereby.

     5.7 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Amendment.

     5.8 Counterparts. This Amendment and all other documents and agreements provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts, and by the parties hereto and/or thereto on the same or separate counterparts, and each such counterpart, when executed and delivered, will be deemed an original, but all such counterparts will together constitute but one and the same agreement or document, as applicable.

[Signatures continued on next page]

[Signature page to Second Amendment to Loan and Security Agreement dated October 29, 2010]

GMAC COMMERCIAL FINANCE LLC, as
Agent

By:	/s/ George Grieco
	Name:	George Grieco
	Title:	Managing Director

WELLS FARGO BANK, NA

By:	/s/ Eero Maki
	Name:	Eero Maki
	Title:	Senior VP

COLE TAYLOR BANK

By:	/s/ Richard A. Simons
	Name:	Richard A. Simons
	Title:	Group Senior Vice President

ARVINMERITOR RECEIVABLES
CORPORATION

By:	/s/ Kevin Nowlan
Kevin Nowlan
President and Treasurer

ARVINMERITOR, INC.

By:	/s/ Jeffrey Craig
Jeffrey Craig
Senior Vice President and
Chief Financial Officer

EXHIBIT A

BORROWING BASE CERTIFICATE

EXHIBIT B

OFFICER'S CERTIFICATE

     The undersigned, the Assistant Secretary of ArvinMeritor Receivables Corporation (the "Borrower") and Secretary of ArvinMeritor, Inc. (“ArvinMeritor”) certifies to GMAC Commercial Finance LLC ("Agent") as follows:

1.	Borrower and ArvinMeritor have requested that Agent and Lenders amend the Loan and Security Agreement dated September 8, 2009 as provided in the Second Amendment to Loan and Security Agreement set forth above (the "Amendment ")

2.	The boards of directors of Borrower and ArvinMeritor, as applicable, have authorized and approved the execution of the Amendment.

3.	No further approvals or authorizations are necessary for Borrower and ArvinMeritor to execute the Amendment or any agreements or documents executed or delivered in connection with the Amendment.

Print Name:

Dated: October 29, 2010

EXHIBIT C

[Form of First Amendment to Third Amended
and Restated Purchase and Sale Agreement]